UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 26, 2018

YOUNGEVITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54900	90-0890517
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2400 Boswell Road, Chula Vista, CA 91914
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (619) 934-3980

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01
Other Events

On June 26, 2018, Youngevity International, Inc. (the “Company”) issued a press release announcing that its Board of Directors declared an annual cash dividend of $0.48 per share on its Series B Convertible Preferred Stock to be paid quarterly. The Company intends to pay the cash dividend on July 2, 2018 in a quarterly payment of $0.12 to holders of record as of the close of business on June 27, 2018, on October 2, 2018 in a quarterly payment of $0.12 to holders of record as of the close of business on September 26, 2018, on January 2, 2019 in a quarterly payment of $0.12 to holders of record as of the close of business on December 26, 2018 and on April 2, 2019 in a quarterly payment of $0.12 to holders of record as of the close of business on March 27, 2019. If the aggregate amount of dividends payable to a holder is less than $10.00, the Company may, at its option, not make a payment until the aggregate number of dividends payable is not less than $10.00.

The press release is attached as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01
Financial Statements and Exhibits

(d) Exhibits

99.1 Youngevity International, Inc. Press Release dated June 26, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

YOUNGEVITY INTERNATIONAL, INC.

Date: June 26, 2018	By:	/s/ David Briskie
David Briskie
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Youngevity International, Inc. Press Release dated June 26, 2018